SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-A
      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                   BCP/Essex Holdings Inc.
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   (Exact name of registrant as specified in its charter)


           Delaware                                         13-3496934
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(State of incorporation or organization)     (IRS Employer Identification No.)


  1601 Wall Street, Fort Wayne, Indiana                     46802
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(Address of principal executive offices)                  (Zip code)


 Securities to be registered pursuant to Section 12(b) of the Act:



      Title of each class                      Name of each exchange on which
      to be so registered                      each class is to be registered

 Common Stock, $0.01 par value                       New York Stock Exchange
 .................................              ...............................


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effecitve simultaneously with the effectivenss of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


     Securities to be registered pursuant to Section 12(g) of the Act:


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                            (Title of Class)


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                            (Title of Class)

             INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

          A description of the Common Stock, $0.01 par value, of BCP/Essex Holdings Inc. (the "Company") is incorporated by reference from page 56 ("Description of Capital Stock") of the Company's
Registration Statement on Form S-1 (Reg. No. 333-22043).

Item 2. Exhibits.

        1. -- All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT:    BCP/ESSEX HOLDINGS INC.


DATE:  March 18, 1997


BY:   /s/ David A. Owen
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   David A. Owen
   Chief Financial Officer,
   Executive Vice President and Treasurer